Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Savings Plan Committee
Pfizer Savings Plan:

We consent to the incorporation by reference in the Registration Statements on Form S-8 dated October 5, 1994 (File No. 33-55771), as amended, June 19, 2000 (File No. 333-39610), April 16, 2003 (File No. 333-104582) and October 16, 2009 (File No. 333-162519) of our report dated June 17, 2015, with respect to the statements of net assets available for plan benefits of the Pfizer Savings Plan as of December 31, 2014 and 2013, the related statements of changes in net assets available for plan benefits for the years then ended, and the supplemental schedules of Schedule H Line 4a – Schedule of Delinquent Participant Contributions for the Year Ended December 31, 2014 and Schedule H, Line 4i - Schedule of Assets (Held at End of Year) as of December 31, 2014 and Schedule H, Line 4j - Schedule of Reportable Transactions for the Year Ended December 31, 2014, which report appears in the December 31, 2014 annual report for Form 11-K of the Pfizer Savings Plan.

/s/ KPMG LLP

Memphis, Tennessee
June 17, 2015

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